UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2014

TASER International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

SIGNATURE
EX-99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Jason Droege, former President of EVIDENCE.com, will be leaving TASER International, Inc. to join the senior executive team at Uber, one of the fastest growing companies in Silicon Valley. Mr. Droege’s last day will be March 21, 2014.

Marcus Womack, age 37, has been promoted to the General Manager of our EVIDENCE.com business unit, effective March 6, 2014. As part of the promotion, his base salary will be increased to $235,000 and he will be eligible for commissions based on the growth of bookings for EVIDENCE.com, AXON cameras and related accessories (as defined in the Company’s SEC filings) in fiscal year 2014 over fiscal year 2013. For purposes of the commissions earned in 2014, there is no minimum or upper limit on the commission earned. He will also receive performance -based restricted stock units (“RSUs”) which will vest in February 2017 based on sales growth rates for both the overall company and the EVIDENCE.com & Video segment for the three years ended December 31, 2016. The grant date fair value of the performance RSUs is $250,000.

On October 7, 2013, TASER International, Inc. purchased Familiar, Inc. for $1.3 million in cash and 107,749 shares of common stock, as of October 7, 2013. Mr. Womack was Chief Executive Officer of Familiar, Inc. at the time of the purchase. As part of the transaction, Mr. Womack received a signing bonus of $60,000 and common stock of 28,132 shares. He also received time-based RSUs with a grant date fair value of $675,000 and an additional grant of $450,000 of performance-based RSUs. The performance RSUs have conditions specifying that 50% vest with the launch of the approved next generation product for EVIDENCE.com and the other 50% vest when the approved next generation product achieves pre-defined sales objectives.

Mr. Womack was CEO of Familiar, Inc. from 2011 through its purchase by TASER International, Inc. in October 2013. Prior to that, Mr. Womack was VP and General Manager at iLike Events & Ticketing from 2009 to 2011, prior to that he was Director of Product Management at iLike from 2007 to 2009. From 2005 to 2007, Mr. Womack was the Lead Program Manager for Microsoft Xbox Live.

The information pursuant to Item 5.02 in this report on Form 8-K is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated March 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2014	TASER International, Inc.

	By:	/s/ DANIEL BEHRENDT
Daniel Behrendt
Chief Financial Officer